Filed pursuant to Rule 424(b)(2)

Registration Nos. 333-176104, 333-176104-01 and 333-176104-02

CALCULATION OF REGISTRATION FEE(1)

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(2)
4.70% Senior Notes due 2023	$400,000,000	$54,560

(1)	The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registration Statement on Form S-3 (No. 333-176104) filed by the registrant on August 5, 2011.

(2)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2011)

$400,000,000

4.70% Senior Notes due 2023

This is an offering by Reinsurance Group of America, Incorporated of $400,000,000 aggregate principal amount of its 4.70% Senior Notes due 2023. Interest on the notes is payable semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2014. The notes will mature on September 15, 2023.

We may redeem the notes, in whole or in part, at any time under a make-whole redemption provision, at the redemption price described beginning on page S-16. The notes are not subject to any sinking fund payments. The notes are a new issue with no established trading market.

The notes will be our senior unsecured obligations and will rank equally with RGA’s other existing and future senior indebtedness. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk factors” beginning on page S-7 of this prospectus supplement.

	Per Note	Total
Public Offering Price(1)	99.623%	$398,492,000
Underwriting Discount and Commissions	0.650%	$2,600,000
Proceeds to RGA (before expenses)(1)	98.973%	$395,892,000

(1)	Plus accrued interest, if any, from September 24, 2013, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book entry form only through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about September 24, 2013.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	UBS Investment Bank

Co-Managers

Deutsche Bank Securities	KeyBanc Capital Markets
Mitsubishi UFJ Securities	US Bancorp

September 19, 2013

Prospectus Supplement

Prospectus

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The description of the terms of the notes contained in this prospectus supplement supplements the description under the “Description of Debt Securities of RGA” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. If the description of the notes in the prospectus supplement differs from the description of the notes in the accompanying prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “RGA,” “we,” “us” or “our” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA Trusts), unless we state or the context implies otherwise, including, without limitation, with respect to descriptions of the notes or their terms or provisions (which are obligations of Reinsurance Group of America, Incorporated but not any of its subsidiaries).

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this prospectus supplement or the accompanying prospectus on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size is based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk factors” section of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement or the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the notes. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus are only made as of the date of this prospectus supplement or the accompanying prospectus or as of the date of such statement contained in the respective documents incorporated by reference in this prospectus supplement or the accompanying prospectus, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

Cautionary statement regarding forward-looking statements

This prospectus supplement and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth in the sections entitled “Risk factors” in this prospectus supplement and the accompanying prospectus, and the matters discussed in RGA’s SEC filings, including (i) the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report”), and (ii) our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC after December 31, 2012, which reports are incorporated by reference herein, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this prospectus supplement or the accompanying prospectus are only made as of the date of this prospectus supplement or the accompanying prospectus or the respective documents incorporated by reference, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk factors” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Numerous important factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

S-ii

•	market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of the our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that we acquire;

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations; and

•	other risks and uncertainties described in this prospectus, including under the caption “Risk factors” in this prospectus supplement and the accompanying prospectus and in our other filings with the SEC.

S-iii

Prospectus supplement summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk factors” in this prospectus supplement and in Part I, Item 1A of our 2012 Annual Report. Our principal subsidiaries are RGA Reinsurance Company (“RGA Reinsurance”), RGA Life Reinsurance Company of Canada (“RGA Canada”), RGA Americas Reinsurance Company, Ltd. (“RGA Americas”), RGA Reinsurance Company (Barbados) Ltd. (“RGA Barbados”) and RGA Atlantic Reinsurance Company, Ltd. (“RGA Atlantic”).

RGA

We believe we are one of the largest life reinsurers in North America based on premiums and life reinsurance in force. We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide non-traditional reinsurance business, including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973.

At June 30, 2013, we had consolidated assets of $38.8 billion, stockholders’ equity of $5.9 billion and assumed reinsurance in force of approximately $2.8 trillion. The term “in force” refers to insurance policy face amounts or net amounts at risk. According to an industry survey of 2012 information prepared by Munich American at the request of the Society of Actuaries Reinsurance Section, we have the second largest market share in North America as measured by individual life reinsurance in force. We refer to that survey as the “Munich American SOA survey.” Our operations have grown significantly since 2007. Net premiums increased from $4.9 billion in 2007 to $7.9 billion in 2012. After-tax income from continuing operations has increased from $283.7 million in 2007 to $631.9 million in 2012. Assumed reinsurance in force grew from $2.1 trillion as of December 31, 2007 to $2.9 trillion as of December 31, 2012. For additional information on our financial results, please see the selected consolidated financial data and other unaudited financial data contained elsewhere in this prospectus supplement or incorporated by reference herein.

Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•	reduce the net amount at risk on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single risk;

•	stabilize operating results by leveling fluctuations in the ceding company’s loss experience;

•	assist the ceding company in meeting applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.

Reinsurance is written on a facultative or automatic treaty basis. Facultative reinsurance is individually underwritten by the reinsurer for each policy to be reinsured, with the pricing and other terms established based upon rates negotiated in advance. Facultative reinsurance is normally purchased by ceding companies for medically impaired lives, unusual risks, or liabilities in excess of the binding limits specified in their automatic reinsurance treaties. An automatic reinsurance treaty provides that the ceding company will cede risks to a reinsurer on specified blocks of policies where the underlying policies meet the ceding company’s underwriting criteria. In contrast to facultative reinsurance, the reinsurer does not approve each individual policy being reinsured. Automatic reinsurance treaties generally provide that the reinsurer will be liable for a portion of the risk associated with the specified policies written by the ceding company. Automatic reinsurance treaties specify the ceding company’s binding limit, which is the maximum amount of risk on a given life that can be ceded automatically to the reinsurer and that the reinsurer must accept. The binding limit may be stated either as a multiple of the ceding company’s retention or as a stated dollar amount.

We are a holding company, the principal assets of which consist of the common stock of Reinsurance Company of Missouri, Incorporated (the parent company of RGA Reinsurance), RGA Barbados, RGA Americas, RGA Canada, RGA International Reinsurance Company Limited and RGA Atlantic, as well as investments in several other subsidiaries, which are primarily wholly owned. Potential sources of funds for RGA to fund debt service obligations are dividends and interest paid to RGA by its subsidiaries, securities maintained in its investment portfolio, and proceeds from securities offerings and borrowings. Dividends paid by the Company’s reinsurance subsidiaries are subject to regulatory restrictions of the respective governing bodies where each reinsurance subsidiary is domiciled.

We have five geographic-based or function-based operational segments: United States, Canada, Europe & South Africa, Asia Pacific, and Corporate and Other.

•	United States operations provide traditional life, long-term care, group life and health reinsurance, annuity and financial reinsurance products;

•	We conduct reinsurance business in Canada through RGA Canada, a wholly-owned subsidiary. Canada operations provide insurers with reinsurance of traditional individual life products, as well as creditor reinsurance, group life and health reinsurance, non-guaranteed critical illness products and longevity reinsurance;

•	Europe & South Africa operations include traditional life reinsurance and critical illness business from Europe and South Africa, in addition to other markets we are developing;

•	Asia Pacific operations provide primarily traditional and group life reinsurance, critical illness and, to a lesser extent, financial reinsurance; and

•	Corporate and Other includes results from, among others, RGA Technology Partners, a wholly-owned subsidiary that develops and markets technology solutions for the insurance industry and the investment income and expense associated with our collateral finance facility.

Position in North America.    We believe, based on the Munich American SOA survey, that we have the second largest market share in North America as measured by individual life reinsurance in force. We conduct business in North America with the majority of the largest U.S. and Canadian life insurance companies, with no single client representing more than 10% of 2012 consolidated gross premiums.

Based on discussions with our clients and our knowledge about the industry, we believe we have the largest facultative underwriting franchise in North America. In the U.S., our largest market, we estimate that approximately 20.4% of gross premiums were written on a facultative basis in 2012. In 2012, our North American reinsurance business earned $823.4 million of income from continuing operations before income taxes. In 2012, the U.S. and Canadian life operations assumed $151.4 billion and $49.0 billion, respectively, in new business, predominately representing recurring new business, as opposed to in-force transactions. Approximately 66.3% of our 2012 net premiums were from operations in North America, represented by the U.S. and Canada segments.

Our approach to the North American market has been to:

•	focus on large, high quality life insurers as clients;

•	provide quality facultative underwriting and automatic reinsurance capacity; and

•	deliver responsive and flexible service to our clients.

Position in International Markets.    In 1994, we began using our North American underwriting expertise and industry knowledge to expand into international markets and now have operations in Australia, Barbados, Bermuda, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, the United Arab Emirates and the United Kingdom. We generally start new operations from the ground up in these markets as opposed to acquiring existing operations, and we often enter these markets to support our North American clients as they expand internationally. Based on information from competitors’ annual reports, we believe we are the third largest global life and health reinsurer in the world based on 2012 life and health reinsurance premiums. We conduct business with the majority of the largest U.S. and international life insurance companies, with no single client representing more than 10% of 2012 consolidated gross premiums. We have also developed our capacity and expertise in the reinsurance of asset-intensive products (primarily annuities and corporate-owned life insurance) and financial reinsurance. In 2012, our Asia Pacific and Europe & South Africa segments combined earned $119.3 million of income from continuing operations before income taxes.

For additional financial information about our operating segments, see Note 15 to our financial statements for the year ended December 31, 2012 contained in our 2012 Annual Report and Note 7 to our financial statements in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which we have incorporated by reference herein.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

The offering

The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the notes” for a more detailed description of the terms and conditions of the notes.

Issuer	Reinsurance Group of America, Incorporated.

Securities Offered	$400 million aggregate principal amount of 4.70% Senior Notes due 2023.

Interest Rate	The notes will bear interest at the rate of 4.70% per year, payable semiannually in arrears on March 15 and September 15, commencing March 15, 2014.

Maturity Date	September 15, 2023.

Ranking

The notes will be senior unsecured obligations of RGA and will rank equally in right of payment with all of the current and future other senior unsecured debt of RGA. The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to the current and future indebtedness and other liabilities of RGA’s subsidiaries and preferred stock of our subsidiaries held by third parties. In addition, the notes will be effectively subordinated to any debt that is secured by assets of RGA to the extent of the value of these assets, unless the notes are also secured by these assets.

The notes do not limit our or our subsidiaries’ ability to incur additional debt, including secured debt. As of June 30, 2013, our consolidated short- and long-term debt aggregated approximately $1,935.5 million, which consisted of:

•    $1,216.8 million of borrowings outstanding under our 5.625% Senior Notes due 2017, 6.45% Senior Notes due 2019, 5.000% Senior Notes due 2021, and short-term borrowings with the Federal Home Loan Bank, all of which will rank equally with the notes; and

•    $400.0 million aggregate principal amount of our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and $318.7 million aggregate principal amount of our 6.75% Junior Subordinated Debentures due 2065, both of which will rank junior in right of payment to the notes, and we had other liabilities of $0.7 billion reflected in our financial statements, which will rank equally with the notes, and our subsidiaries had approximately $30.3 billion of outstanding liabilities reflected in our financial statements, which includes $487.6 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C, all of which will rank structurally senior to the notes.

Certain Covenants	The indenture under which we will issue the notes will contain covenants that, among other things, restrict RGA’s ability to incur indebtedness secured by a lien on the voting stock of any restricted subsidiary, limit RGA’s ability to issue or otherwise dispose of shares of capital stock of any restricted subsidiary and limit RGA’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another corporation.

The covenants are subject to important exceptions. The cross-acceleration provision that will be contained in the indenture for the notes will be the same as the comparable provision relating to our 6.45% Senior Notes due 2019 and our 5.000% Senior Notes due 2021 but less restrictive than the comparable provision relating to our 5.625% Senior Notes due 2017. The definition of “event of default” in the indenture for the notes will be the same as that relating to our 5.000% Senior Notes due 2021, but less restrictive than the “event of default” definition relating to our 5.625% Senior Notes due 2017 and our 6.45% Senior Notes due 2019 because it will not contain a cross payment provision.

Optional Redemption	We may redeem the notes at any time or from time to time under a make-whole redemption provision, at the redemption price described beginning on page S-16 of this prospectus supplement.

Sinking Fund	None.

Use of Proceeds	We anticipate that we will use the net proceeds from the offering of the notes for general corporate purposes. See “Use of proceeds” on page S-10 of this prospectus supplement.

Form and Denomination	The notes will be issued only as fully registered, global securities. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors	Investing in the notes involves risks. See “Risk factors” beginning on page S-7 of this prospectus supplement.

Governing Law	State of New York.

Ratios of earnings to fixed charges

The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and floating rate insured notes and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years Ended December 31,					Six Months Ended June 30, 2013
	2008	2009	2010	2011	2012
Ratio of earnings to fixed charges	1.7	2.3	2.9	2.7	2.8	1.6
Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	3.2	7.5	8.7	7.3	8.4	4.0

Risk factors

An investment in the notes involves certain risks. You should carefully consider the risk factors discussed under the heading “Cautionary statement regarding forward-looking statements” provided in this prospectus supplement beginning on page S-ii, the risks described under “Risk Factors” in our 2012 Annual Report, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the notes.

Risks related to ownership of the notes

The notes will be structurally subordinated to all obligations of our subsidiaries and neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities in the future.

The notes will not be guaranteed by our subsidiaries, and therefore they will be structurally subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of June 30, 2013, our consolidated short- and long-term debt aggregated approximately $1,935.5 million, which consisted of:

•	$1,216.8 million of borrowings outstanding under our 5.625% Senior Notes due 2017, 6.45% Senior Notes due 2019, 5.000% Senior Notes due 2021, and short-term borrowings with the Federal Home Loan Bank, all of which will rank equally with the notes; and

•	$400.0 million aggregate principal amount of our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and $318.7 million aggregate principal amount of our 6.75% Junior Subordinated Debentures due 2065, both of which will rank junior in right of payment to the notes, and we had other liabilities of $0.7 billion reflected in our financial statements, which will rank equally with the notes, and our subsidiaries had approximately $30.3 billion of outstanding liabilities reflected in our financial statements, which includes $487.6 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C, all of which will rank structurally senior to the notes. For more information, see “Capitalization,” below, as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2012 Annual Report, which are incorporated by reference herein.

In addition, the indenture for the notes will not prohibit or limit us or any of our subsidiaries from incurring any indebtedness or other obligations. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of a subsidiary, including an insurance company subsidiary, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us to allow us to make payments on the notes and our other debt. See “—RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries.” Furthermore, if we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. We are also not restricted from paying dividends or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture, and you will not be protected under the indenture in the event of a highly leveraged transaction or similar transaction.

RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries.

RGA is an insurance holding company, with our principal assets consisting of the stock of our reinsurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. The notes will be solely our obligations, and our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for any such payment. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries or new capital raising transactions to generate the funds necessary to meet obligations with respect to the notes, including the payment of principal and interest, and if these sources are not adequate, we may be unable to make payments of principal or interest in respect of the notes.

Our ability to pay principal and interest on any debt securities, including the notes, is limited and depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to us in the form of intercompany loans, other payments or new capital raising transactions. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. As of June 30, 2013, the amount of dividends that may be paid to us by RGA Reinsurance, our largest operating subsidiary, without prior approval from Missouri insurance regulators, was approximately $164.5 million. We cannot assure you that more stringent dividend restrictions will not be adopted, as discussed in our 2012 Annual Report under “Risk Factors — Risks related to our business — Our reinsurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.” Covenants contained in some of our existing and future debt agreements and regulations relating to capital requirements affecting some of our most significant subsidiaries may also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us.

As a result of our insurance holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our reinsurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of any class of common stock, preferred stock or debt securities of RGA, could receive any payment from the assets of such subsidiaries.

We may redeem the notes prior to the maturity date, and you may not be able to reinvest in a comparable security.

We have the option to redeem the notes for cash, in whole or in part, at any time at the make-whole redemption price set forth under “Description of the notes — Optional redemption” in this prospectus supplement. In the event we choose to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

An active trading market for the notes may not develop or be sustained.

The notes are new securities for which there currently is no market. Although the underwriters have advised us that they currently intend to make a market in the notes after completion of the offering, they have no obligation to do so, and such market making activities may be discontinued at any time and without notice. We cannot assure you that any market for the notes will develop or be sustained, that holders of the notes will be able to sell their notes or that holders of the notes will be able to sell their notes at favorable prices.

An increase in interest rates could cause a decrease in the market price of the notes.

A variety of factors may influence the price of the notes in public trading markets. We believe that investors generally perceive companies engaged in the reinsurance business as yield-driven investments and compare the annual yield from distributions by such companies with yields on various other types of financial instruments. Thus, an increase in market interest rates generally could adversely affect the market price of the notes.

Downgrades or other changes in our credit ratings could affect our financial results and reduce the market value of the notes.

The credit ratings assigned to our unsecured indebtedness, including the notes upon issuance, may affect our ability to obtain new financing and the costs of our financing. It is possible that rating agencies may downgrade our credit ratings or change their outlook about us, which could increase our cost of capital and make our efforts to raise capital more difficult and, in turn, adversely affect our financial results. Such a downgrade in rating may also reduce the price that a subsequent purchaser may be willing to pay for the notes.

Use of proceeds

We estimate that the net proceeds from the sale of the notes will be approximately $395.1 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We anticipate that we will use the net proceeds from the offering of the notes for general corporate purposes. As a result, we will retain broad discretion over the use of the net proceeds of the offering.

Pending the use of the net proceeds from the offering, we intend to invest the net proceeds in interest-bearing short-term investments and investment-grade securities.

Capitalization

We present in the table below the capitalization of RGA and its subsidiaries:

•	on an actual consolidated basis as of June 30, 2013; and

•	as adjusted to give effect to this offering.

You should read this table in conjunction with our consolidated financial statements, the notes relating to them and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are contained in our 2012 Annual Report, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, each of which is incorporated by reference herein.

	June 30, 2013
	Actual	As Adjusted
	($ in millions)
Short-term debt:
Borrowings with the Federal Home Loan Bank	$120.0	$120.0

Total short-term debt	120.0	120.0
Long-term debt:
Borrowings under credit agreements	—	—
5.625% senior notes due 2017	299.0	299.0
6.45% senior notes due 2019	399.6	399.6
5.000% senior notes due 2021	398.2	398.2
6.20% subordinated debentures due 2042	400.0	400.0
6.75% junior subordinated debentures due 2065	318.7	318.7
4.70% senior notes due 2023 offered hereby	—	398.5	(2)

Total long-term debt	$1,815.5	$2,214.0

Collateral finance facility(1)	487.6	487.6
Stockholders’ equity:
Preferred stock (par value $.01 per share; 10,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock (par value $.01 per shares; 140,000,000 shares authorized; 79,137,758 shares issued at June 30, 2013)	0.8	0.8
Additional paid-in capital	1,772.8	1,772.8
Retained earnings	3,428.6	3,428.6
Accumulated other comprehensive income	1,182.1	1,182.1
Treasury stock	(496.4)	(496.4)

Total stockholders’ equity	$5,887.9	$5,887.9

Total capitalization	$8,311.0	$8,709.5

(1)	Consists of Series A Floating Rate Insured Notes due June 2036 (“Timberlake Notes”) issued in June 2006 by our subsidiary, Timberlake Financial, L.L.C., to fund the collateral requirements for statutory reserves required by so-called “Regulation XXX.” The Timberlake Notes represent senior secured indebtedness of Timberlake Financial, L.L.C. with no recourse to RGA or its other subsidiaries. For a description of that transaction, see Note 14 — “Collateral Finance Facility” in the Notes to the Consolidated Financial Statements in our 2012 Annual Report.
(2)	Reflects public offering price.

Selected consolidated financial information and operating data

We present in the table below our selected consolidated financial data and other data which should be read in conjunction with and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and unaudited consolidated financial statements and the related notes which are contained in our 2012 Annual Report and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, each of which is incorporated by reference herein. The selected consolidated financial data for the fiscal years ended December 31, 2008, 2009, 2010, 2011 and 2012 have been derived from our financial statements which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The selected consolidated financial data for the six months ended June 30, 2012 and 2013 have been derived from our unaudited consolidated financial statements. In the opinion of our management, the unaudited information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the six months ended June 30, 2012 and 2013 are not necessarily indicative of the results to be expected for the full fiscal year.

	Years Ended December 31,					Six Months Ended June 30,
	2008	2009	2010	2011	2012	2012	2013
	(In millions, except per share and operating data)
Income Statement Data
Revenues:
Net premiums	$5,349.3	$5,725.2	$6,659.7	$7,335.7	$7,906.6	$3,814.1	$4,014.8
Investment income, net of related expenses	871.3	1,122.5	1,238.7	1,281.2	1,436.2	669.3	869.4
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(113.3)	(128.8)	(31.9)	(30.9)	(15.9)	(9.6)	(10.0)
Other-than-temporary impairments on fixed maturity securities transferred to accumulated other comprehensive income	—	16.0	2.0	3.9	(7.6)	(7.1)	(0.3)
Other investment related gains (losses), net	(533.9)	146.9	241.9	(9.1)	277.6	84.0	152.9

Total investment related gains (losses), net	(647.2)	34.1	212.0	(36.1)	254.1	67.3	142.6
Other revenues	107.8	185.0	151.3	248.7	244.0	118.0	164.9

Total revenues	5,681.2	7,066.8	8,261.7	8,829.5	9,840.9	4,668.7	5,191.7

Benefits and expenses:
Claims and other policy benefits	4,461.9	4,819.4	5,547.1	6,225.2	6,666.0	3,205.6	3,719.5
Interest credited	233.2	323.7	310.0	316.4	379.9	154.7	243.8
Policy acquisition costs and other insurance expenses	399.3	1,010.0	1,137.6	990.1	1,306.5	643.6	727.9
Other operating expenses	242.9	294.9	362.0	419.3	451.8	215.6	232.9
Interest expense	76.2	69.9	91.0	102.6	105.3	46.7	58.4
Collateral finance facility expense	28.7	8.3	7.8	12.4	12.2	5.8	5.2

Total benefits and expenses	5,442.2	6,526.2	7,455.5	8,066.0	8,921.7	4,272.0	4,987.7

	Years Ended December 31,					Six Months Ended June 30,
	2008	2009	2010	2011	2012	2012	2013
	(In millions, except per share and operating data)
Income from continuing operations before income taxes	239.0	540.6	806.2	763.5	919.2	396.7	204.0
Provision for income taxes	78.8	167.6	270.5	217.5	287.3	132.3	68.1

Income from continuing operations	160.2	373.0	535.7	546.0	631.9	264.4	135.9
Loss from discontinued accident and health operations, net of income taxes	(11.0)	—	—	—	—	—	—

Net income	$149.2	$373.0	$535.7	$546.0	$631.9	$264.4	$135.9

Basic Earnings Per Share
Continuing operations	$2.51	$5.12	$7.32	$7.42	$8.57	$3.59	$1.86
Discontinued operations	(0.18)	—	—	—	—	—	—

Net income	$2.33	$5.12	$7.32	$7.42	$8.57	$3.59	$1.86
Diluted Earnings Per Share
Continuing operations	$2.45	$5.09	$7.17	$7.37	$8.52	$3.57	$1.85
Discontinued operations	(0.16)	—	—	—	—	—	—

Net income	$2.29	$5.09	$7.17	$7.37	$8.52	$3.57	$1.85
Weighted average diluted shares, in thousands	65,271	73,327	74,694	74,108	74,153	74,048	73,573
Dividends per share on common stock	$0.36	$0.36	$0.48	$0.60	$0.84	$0.36	$0.48
Balance Sheet Data
Total investments	$15,610.7	$19,224.1	$22,666.6	$24,964.6	$32,912.2	$31,506.9	$31,758.5
Total assets	21,385.2	24,905.8	28,670.2	31,634.0	40,360.4	38,344.3	38,790.6
Policy liabilities	16,045.5	17,643.6	19,647.2	21,139.7	27,886.6	27,104.2	27,800.4
Short-term debt	—	—	200.0	—	—	—	120.0
Long-term debt	918.2	1,216.1	1,016.4	1,414.7	1,815.3	1,415.0	1,815.5
Collateral finance facility	850.0	850.0	850.0	652.0	652.0	651.9	487.6
Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures of the Company	159.0	159.2	159.4	—	—	—	—
Total stockholders’ equity	2,435.9	3,639.8	4,765.4	5,818.7	6,910.2	6,247.6	5,887.9
Total stockholders’ equity per share	$33.54	$49.87	$64.96	$79.31	$93.47	$84.75	$82.97
Operating Data (in billions)
Assumed ordinary life reinsurance in force	$2,108.1	$2,325.1	$2,540.3	$2,664.4	$2,927.6	$2,782.3	$2,823.8
Assumed new business production	305.0	321.0	327.6	428.9	426.6	205.3	199.9

Description of the notes

The following description is a summary of the terms of the notes. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the notes and the related indenture but do not purport to be complete, and reference is hereby made to the indenture dated as of August 21, 2012, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which has been filed as an exhibit to the Current Report on Form 8-K filed on August 21, 2012 and incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and to the Trust Indenture Act of 1939, as amended, and to the second supplemental indenture, which we will file as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part. You may also request copies of the indenture and the second supplemental indenture from us at our address set forth under “Where You Can Find More Information” in the accompanying prospectus. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. References to “we,” “us” and “our” in the following description refers only to Reinsurance Group of America, Incorporated and not to any of its subsidiaries.

General

RGA will issue the notes under the indenture dated as of August 21, 2012, supplemented by a second supplemental indenture dated as of September 24, 2013, in each case, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to collectively as the “indenture.”

We will initially issue $400 million aggregate principal amount of the notes. The notes will mature on September 15, 2023.

Interest on the notes will accrue at the rate of 4.70% per year and will be payable semiannually in arrears on March 15 and September 15 of each year, commencing March 15, 2014. Interest on the notes will accrue from their issue date, or if interest has already been paid, from the date it was most recently paid. We will make each interest payment on the notes to the holders of record on the immediately preceding March 1 and September 1. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Principal of and interest on the notes will be payable, and the notes will be exchangeable and transfers thereof will be registrable, at the corporate trust office or agency of The Bank of New York Mellon Trust Company, N.A. located at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602.

The notes will be issued only in registered form, without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes may be transferred or exchanged without service charges, other than any tax or other governmental charge imposed in connection with such transfer or exchange. We have initially appointed The Bank of New York Mellon Trust Company, N. A., as the registrar and paying agent for the notes.

We may from time to time, without the consent of the existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for issue date, public offering price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Ranking

The notes:

•	will be our senior unsecured obligations;

•	will rank senior to all of our existing and future subordinated debt, including our 6.75% Junior Subordinated Debentures due 2065 and our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042; and

•	will rank equally in right of payment with all our existing and future senior unsecured debt, including our 5.625% Senior Notes due 2017, our 6.45% Senior Notes due 2019, our 5.000% Senior Notes due 2021 and our short-term borrowings with the Federal Home Loan Bank.

The indenture will not preclude our subsidiaries from issuing secured or unsecured indebtedness. If RGA issues secured indebtedness, to the extent the security granted consists of voting stock in restricted subsidiaries, the indenture will require the notes to rank equally as to security. However, to the extent the security consists of other assets, the indenture will not provide corresponding protection for the notes. The notes will not be obligations of or guaranteed by any of our subsidiaries. Therefore, indebtedness or preferred stock held by third parties issued by our subsidiaries or indebtedness issued by us secured by assets other than voting stock of restricted subsidiaries may be paid ahead of the notes in the event of our or our subsidiaries’ insolvency.

Because RGA is an insurance holding company, its principal assets consist of the stock of its insurance company subsidiaries, and, absent any additional capital raising or borrowing, its principal cash flow would be derived from dividends and other distributions or loans from its insurance company subsidiaries or new capital raising transactions. Therefore, RGA may rely primarily on dividends or other payments from its operating subsidiaries to pay principal and interest on its outstanding debt obligations, including the notes. The principal source of funds from these operating subsidiaries comes from their current operations. RGA can also utilize investment securities maintained in its portfolio for these payments. In addition, regulatory and other legal restrictions may limit the amount of dividends and other payments its subsidiaries can make to it.

Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. See “Business — Corporate Structure,” “— Regulation” and “— Restrictions on Dividends and Distributions” in our 2012 Annual Report, which is incorporated by reference herein, and “Risk Factors — Risks related to ownership of the notes — RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries” in this prospectus supplement.

As a result of RGA being an insurance holding company, the notes will be structurally subordinated to all indebtedness and other liabilities and commitments of RGA’s subsidiaries’ existing and future obligations, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. RGA only has a shareholder’s claim in the assets of its subsidiaries. This shareholder’s claim is junior to claims that creditors or holders of preferred stock of RGA’s subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of RGA, and such holders will not be creditors of RGA’s subsidiaries, where most of RGA’s consolidated assets are located. As of June 30, 2013, our consolidated short- and long-term debt aggregated approximately $1,935.5 million, which consisted of:

•	$1,216.8 million of borrowings outstanding under our 5.625% Senior Notes due 2017, 6.45% Senior Notes due 2019, 5.000% Senior Notes due 2021, and short-term borrowings with the Federal Home Loan Bank, all of which will rank equally with the notes; and

•	$400.0 million aggregate principal amount of our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042 and $318.7 million aggregate principal amount of our 6.75% Junior Subordinated Debentures due 2065, both of which will rank junior in right of payment to the notes, and we had other liabilities of $0.7 billion reflected in our financial statements, which will rank equally with the notes, and our subsidiaries had approximately $30.3 billion of outstanding liabilities reflected in our financial statements, which includes $487.6 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C, all of which will rank structurally senior to the notes. For more information, see “Capitalization,” above, as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2012 Annual Report, which are incorporated by reference herein. Also, see “Business — Regulation — Default or Liquidation” in our 2012

Annual Report, which is incorporated by reference herein and “Risk factors — Risks related to ownership of the notes — The notes will be structurally subordinated to all obligations of our subsidiaries”, and “— RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries” in this prospectus supplement.

Optional redemption

The notes will be redeemable, in whole or in part, at our option at any time, or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points plus, in each case, accrued interest thereon to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.

“Comparable Treasury Price” means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, and, in each case, their respective successors or their respective affiliates that are Primary Treasury Dealers (as defined herein); provided, however, that if any of them shall cease to be a Primary Treasury Dealer, we shall substitute therefor another nationally recognized investment banking firm that is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), and (ii) one other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Quotation Agent, after consultation with us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes shall be selected by the trustee by lot or such other method as the trustee shall deem fair and appropriate, provided that, so long as the notes are in the form of global notes, such selection shall be made by The Depository Trust Company (“DTC”) in accordance with its applicable procedures, and provided further that the unredeemed portion of the principal amount of any note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such note.

Sinking fund

There will be no sinking fund for the notes.

Covenants of RGA

The indenture will not contain any provisions which will restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture also will not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture will not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving RGA which may adversely affect the creditworthiness of the notes.

The indenture will contain, among others, the following covenants, which use some defined terms, whose meanings we provide below. As is the case in the covenants relating to our 5.625% Senior Notes due 2017, our 6.45% Senior Notes due 2019 and our 5.000% Senior Notes due 2021, the definition of “Subsidiary” that will be contained in the indenture for the notes will not include any corporation (a “Special Reserve Subsidiary”) established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another Subsidiary that is an insurance company. As a result, holders of the notes will not have the benefit of the covenants summarized below to the extent such a Special Reserve Subsidiary would otherwise be covered and limited by these covenants.

Limitations on Liens

We will not, and will not permit any Subsidiary to, incur, issue, assume or guaranty any indebtedness if such indebtedness is secured by a mortgage, pledge of, lien on, security interest in or other encumbrance upon any shares of Voting Stock of any Restricted Subsidiary, whether that Voting Stock is now owned or is hereafter acquired, without providing that the notes (together with, if we shall so determine, any other indebtedness or obligations of RGA or any Subsidiary ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with, or prior to, that indebtedness. The indenture excepts from this limitation secured debt which we or our Subsidiaries may incur, issue, assume, guarantee or permit to exist up to 10% of the value of our Consolidated Tangible Net Worth.

The foregoing limitation on liens will not apply to:

(1) indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation if such pledge, lien or security interest is made or granted prior to or at the time such corporation becomes a Restricted Subsidiary; provided that such pledge, lien or security interest was not created in anticipation of the transfer of such shares of Voting Stock to us or our Subsidiaries;

(2) liens or security interests securing indebtedness of a Restricted Subsidiary to us or another Restricted Subsidiary; or

(3) the extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien or security interest referred to in the foregoing clauses (1) and (2) but only if the principal amount of indebtedness secured by the liens or security interests immediately prior thereto is not increased and the lien or security interest is not extended to other property.

Limitations on Issuance or Disposition of Stock of Restricted Subsidiaries

We will not, nor will we permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of any shares of capital stock (other than non-voting preferred stock) of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary), except, subject to the covenant relating to “Limitation on Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” discussed below, for:

(1) director’s qualifying shares;

(2) a sale, assignment, transfer or other disposition of any capital stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) to us or to one or more Restricted Subsidiaries;

(3) a sale, assignment, transfer or other disposition of all or part of the capital stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) for consideration which is at least equal to the fair value of such capital stock as determined by our board of directors acting in good faith;

(4) the issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of RGA or any Restricted Subsidiary; or

(5) issuance for consideration which is at least equal to fair value as determined by our board of directors acting in good faith.

Limitation on Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We will not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

(1) the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia;

(2) the surviving corporation or other person assumes the obligation to pay the principal of, and premium, if any, and interest on the notes, and to perform or observe all covenants under the indenture; and

(3) immediately after the transaction, there is no event of default under the indenture.

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under the indenture.

No quantitative or other established meaning has been given to the phrase “substantially as an entirety” by courts that have interpreted this phrase in various contexts. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering such factors as the value of assets conveyed, the proportion of an entity’s income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. Due to that uncertainty, it may be difficult for holders of the notes to ascertain whether a viable claim exists under the indenture with respect to any given transaction.

We will not be required pursuant to the indenture to repurchase the notes, in whole or in part, with the proceeds of any sale, transfer or other disposition of any shares of capital stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary). Furthermore, the indenture will not provide for any restrictions on our use of any such proceeds.

Certain definitions

We provide below certain defined terms which are used in the covenants above and which will be used in the indenture. You should refer to the indenture for a full disclosure of all of these terms.

“Consolidated Tangible Net Worth” means the total shareholders’ equity appearing on RGA’s most recent publicly filed consolidated balance sheet prepared in accordance with generally accepted accounting principles less intangible assets such as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense.

“Restricted Subsidiary” means:

(1) any Significant Subsidiary of RGA existing on the date of the indenture;

(2) any Subsidiary of RGA, organized or acquired after the date of the indenture which is a Significant Subsidiary; and

(3) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the board of directors of RGA.

“Significant Subsidiary” means a Subsidiary, including its direct and indirect Subsidiaries, which meets any of the following conditions (in each case determined in accordance with generally accepted accounting principles):

(1) RGA’s and its other Subsidiaries’ investment in and advances to the Subsidiary exceed 10% of the total assets of RGA and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

(2) RGA’s and its other Subsidiaries’ proportionate share of the total assets, after inter-company eliminations, of the Subsidiary exceeds 10% of the total assets of RGA and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(3) RGA’s and its other Subsidiaries’ equity interest in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceed 10% of such income of RGA and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by RGA or one or more other Subsidiaries and (2) any other person in which RGA or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such person); provided, however, that Subsidiary shall not include such a person established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another Subsidiary that is an insurance company.

“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of this definition, capital stock which by a resolution adopted by the board of directors of RGA carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

Events of default

The event of default provisions of the indenture will apply to the notes. You should refer to the description of the events of defaults and the related remedies of the holders of notes and the trustee under “Description of Debt Securities of RGA — Events of Default” in the accompanying prospectus.

The notes will also provide that an acceleration of the maturity of any indebtedness of RGA or any Subsidiary, in an aggregate principal amount in excess of $100,000,000, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice, will constitute an event of default with respect to the notes.

The cross-acceleration provisions summarized above are triggered by threshold amounts of $100,000,000. These amounts are identical to the threshold amounts of $100,000,000 contained in the comparable cross-acceleration provision relating to our 6.45% Senior Notes due 2019 and our 5.000% Senior Notes due 2021 and higher than the threshold amount of $50,000,000 contained in the comparable cross-acceleration provision relating to our 5.625% Senior Notes due 2017. As a result, holders of the notes may not have a cross-acceleration right and remedy when holders of our 5.625% Senior Notes due 2017 do. In addition, the terms of our 5.625% Senior Notes due 2017 and our 6.45% Senior Notes due 2019 provide that the failure to pay certain amounts of indebtedness constitutes an event of default. The terms of the 4.70% Senior Notes due 2023, like our 5.000% Senior Notes due 2021, will not contain a comparable event of default. As of the date of this prospectus supplement, approximately $300,000,000 in aggregate principal was outstanding on our 5.625% Senior Notes due 2017, approximately $400,000,000 in aggregate principal was outstanding on our 6.45% Senior Notes due 2019 and approximately $400,000,000 in aggregate principal was outstanding on our 5.000% Senior Notes due 2021.

Defeasance

The provisions of the indenture relating to defeasance, satisfaction, or discharge, which are described under the caption “Description of Debt Securities of RGA — Defeasance; Satisfaction and Discharge” in the accompanying prospectus, will apply to the notes.

Governing law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-entry; Delivery and form

The notes will be represented by one or more global notes (the “global notes”) that will be deposited with and registered in the name of DTC or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V., or Euroclear, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or Clearstream. We will not issue certificated notes, except in the limited circumstances described below. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You, as the beneficial owner of notes, will not receive certificates representing ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the notes should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global notes.

So long as DTC or its nominee is the registered owner and holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture relating to the notes. Except as provided below, you, as the beneficial owner of interests in the global notes, will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their notes because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in notes represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of the notes, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of notes is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC, Clearstream and Euroclear have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s participants deposit with DTC.

DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global clearance and settlement procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of notes received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such following business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Reports

We must file with the trustee copies of our annual reports and the information and other documents which we may be required to file with the SEC under Section 13 or Section 15(d) of the Exchange Act, unless they have been filed on EDGAR, after they are filed with the SEC. We must also file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, additional information, documents and reports with respect to compliance by RGA with the conditions and covenants of the indenture, as may be required from time to time by such rules and regulations.

About the trustee

The Bank of New York Mellon Trust Company, N.A., is the indenture trustee, and will be the principal paying agent and registrar for the notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. For example, The Bank of New York Mellon Trust Company, N.A. (i) is successor trustee of the indentures relating to our 5.625% Senior Notes due 2017, our 6.45% Senior Notes due 2019, our 5.000% Senior Notes due 2021, and our 6.75% Junior Subordinated Debentures due 2065, (ii) is trustee of the indenture relating to our 6.20% Fixed-to-Floating Rate Subordinated Debentures due 2042, (iii) is a lender under our syndicated revolving credit facility, dated December 15, 2011, and (iv) provides other banking and financial services to us.

If the trustee acquires or has a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, with respect to the notes, then, within 90 days after ascertaining that it has such conflicting interest, and if the default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the trustee shall either eliminate such conflicting interest or resign with respect to the notes, and RGA shall take prompt steps to have a successor appointed. The indenture does not prevent the trustee from applying to the SEC for permission to continue as a trustee.

The trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to such series.

Miscellaneous

RGA will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of RGA; provided that, in the event of any such assignment, RGA will remain primarily liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

Material United States federal income tax consequences

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of the notes. This summary is generally limited to holders that acquire the notes pursuant to this offering at their initial offering price and hold the notes as “capital assets” (generally, property held for investment) for United States federal income tax purposes. This discussion does not describe all of the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the United States federal alternative minimum tax, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the United States dollar, and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.

The United States federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations, court decisions, and rulings and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof, and all of which are subject to change, or differing interpretations at any time with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for United States federal income tax purposes.

If a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the United States federal income tax consequences of the purchase, ownership and disposition of the notes.

This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the United States federal estate or gift tax laws.

Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situation, as well as any tax consequences arising under the United States federal estate or gift tax rules or under the laws of any state, local, or foreign taxing jurisdiction or under any applicable tax treaty.

Treatment of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of the notes — Optional redemption.” Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for United States federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to a disposition of the notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed United States federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for United States federal income tax purposes.

U.S. Holders

Payments of Interest

Payments of interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting).

Original Issue Discount.

It is expected that the notes will not be issued with an issue price that is less than their stated principal amount by more than the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount (“OID”) rules. If, however, the stated principal amount of the notes exceeds their issue price by more than the statutory de minimis amount, U.S. holders will be required to include OID in income for United States federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. holders’ method of accounting. As a result, U.S. holders may be required to include OID in taxable income prior to the receipt of cash by such U.S. holders.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

A U.S. holder will generally recognize gain or loss on the sale, redemption, exchange or other taxable disposition of a note in an amount equal to the difference between (i) the proceeds received by the holder in exchange for such note (less an amount attributable to any accrued but unpaid interest, which will be treated as a payment of interest for United States federal income tax purposes) and (ii) the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. In general, a U.S. holder’s adjusted tax basis in a note will equal the amount paid for the note, increased by any OID previously included in income with respect to the note. Such gain or loss recognized by a U.S. holder on a disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the holder held the note for more than one year. Under current United States federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or undistributed “net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities), less deductions allowed under the Code against such interest income or gains from the notes. If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the notes or proceeds from the disposition of the notes may be subject to information reporting and may also be subject to United States federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable United States information reporting and certification requirements.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

Payments of Interest

Interest paid on a note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and will not be subject to United States federal income tax or withholding tax; provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder; and provided that the non-U.S. holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for United States federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•	either (a) provides the proper variant of Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-United States status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to 30% United States federal tax withholding unless (i) the interest is effectively connected with a United States trade or business of such non-U.S. holder and such non-U.S. holder satisfies the applicable certification requirements (as discussed below) or (ii) such holder provides us with a properly executed IRS Form W-8BEN claiming an exemption from (or reduction of) withholding under the benefit of a treaty.

If interest on a note is effectively connected with a United States trade or business of a non-U.S. holder (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), the non-U.S. holder generally will not be subject to withholding if the non-U.S. holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to United States federal income tax on a net income basis at regular graduated rates in the same manner as if the holder were a U.S. holder. In the case of a non-U.S. holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

Generally, any gain recognized by a non-U.S. holder on the sale, redemption, exchange or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which are treated as described under “Non-U.S. Holders—Payments of Interest” above) will not be subject to United States federal income tax or withholding, unless:

•	the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States by the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met; or

•	the non-U.S. holder is subject to Code provisions applicable to certain United States expatriates.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the notes.

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes. Information returns generally will be filed with the IRS, however, in connection with payments of interest on the notes to non-U.S. holders.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Additional Withholding Requirements

Pursuant to Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder and a recently issued IRS notice (“FATCA”), if there is a “significant modification” of the notes after June 30, 2014, we may thereafter be required to withhold U.S. tax at the rate of 30% on payments of interest made after that date, or on the gross proceeds from the sale or other taxable disposition of the notes on or after January 1, 2017, paid to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuer nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Non-U.S. holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

The United States federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated September , 2013, the underwriters named below, for whom J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as representatives (the “representatives”), have severally agreed to purchase from us, and we have agreed to sell, the aggregate principal amount of the notes listed opposite their names below:

Underwriters	Principal Amount
J.P. Morgan Securities LLC	$106,667,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	106,667,000
UBS Securities LLC	106,666,000
Deutsche Bank Securities Inc.	20,000,000
KeyBanc Capital Markets Inc.	20,000,000
Mitsubishi UFJ Securities (USA) Inc.	20,000,000
US Bancorp Investments, Inc.	20,000,000

Total	$400,000,000

The underwriting agreement provides that the underwriters are severally obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

We have been advised by the representatives that the underwriters propose to offer the notes directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and the underwriters may sell the notes to dealers at the public offering price less a concession not in excess of 0.40% of the aggregate principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the aggregate principal amount of the notes to certain other dealers. After the initial public offering of the notes to the public, the underwriters may change the public offering price and concession and other selling terms.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by RGA
Per Note	0.650%
Total	$2,600,000

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $800,000 and payable by us.

The notes are a new issue of securities with no established trading market. The representatives have advised us that the underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to us and our affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. In addition, certain of the underwriters or their affiliates are agents and/or lenders under our syndicated revolving credit facility, dated as of December 15, 2011.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above, (i) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FMSA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FMSA does not apply to us; and

(ii) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold solely to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Legal matters

The binding nature of the notes offered hereby will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri. Bryan Cave LLP, together with William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA, have represented us in connection with the offering contemplated herein. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Mr. Hutton is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally and owns and has options to purchase shares of our common stock.

Incorporation of certain documents by reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2012.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013.

•	Our Current Reports on Form 8-K filed May 16, 2013 and August 19, 2013.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus supplement, and the termination of the offering of the securities. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus supplement is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus supplement is a part.

You can obtain any of the documents incorporated by reference in this prospectus supplement from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

Attention: Jack B. Lay

Senior Executive Vice President and Chief Financial Officer

(636) 736-7000

PROSPECTUS

Reinsurance Group of America, Incorporated

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

(636) 736-7000

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,

Purchase Contracts, Warrants and Units

RGA Capital Trust III

RGA Capital Trust IV

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed

on a Subordinated Basis as described in this Document by

Reinsurance Group of America, Incorporated

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer the securities listed above, including units consisting of any two or more of such securities, from time to time.

When RGA, RGA Capital Trust III or RGA Capital Trust IV decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or, where required, by any selling security holders, unless accompanied by a prospectus supplement and any applicable other offering material.

Investing in these securities involves risks. Consider carefully the risk factors on page 3 of this prospectus.

We or any selling security holders may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.

Holders of our common stock are subject to certain acquisition restrictions as described in “Description of Capital Stock of RGA — Acquisition Restrictions.”

Our common stock is listed on the New York Stock Exchange under the symbol “RGA”. As of August 4, 2011, the closing price of our common stock was $52.11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2011.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, which we refer to as the “SEC,” in the future.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated.

This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we, any RGA trust or selling security holder may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we, any RGA trust or selling security holder may offer. Each time RGA, any RGA trust or selling security holder sells securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

We are not offering the securities in any state or jurisdiction where the offer is prohibited.

You should rely only on the information provided in this prospectus, in any prospectus supplement and in any other offering material, including the information incorporated by reference in this prospectus and any prospectus supplement. We have not, and the RGA trusts and the selling security holders have not, authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “RGA”, those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

The New York Stock Exchange 20 Broad Street New York, New York 10005

On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933, which we refer to as the “Securities Act,” that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investor Relations — SEC filings.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011.

•

Our Current Reports on Form 8-K filed February 15, 2011, February 16, 2011 (as amended on Form 8-K/A filed February 23, 2011), February 17, 2011, February 25, 2011, March 4, 2011, March 11, 2011, May 9, 2011, May 20, 2011, May 24, 2011, May 26, 2011 and May 31, 2011 (other than the portions of those documents not deemed to be filed).

•

The description of our common stock contained in our Registration Statement on Form 8-A dated November 17, 2008, including any other amendments or reports filed for the purpose of updating such description.

•

The description of our Series A-1 preferred stock purchase rights contained in our Registration Statement on Form 8-A dated July 17, 2008, as amended on Form 8-A/A dated August 4, 2008 and Form 8-A/A dated November 25, 2008, including any other amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

Attention: Jack B. Lay

Senior Executive Vice President and Chief Financial Officer

(636) 736-7000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “project,” “predict.” “should,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth or incorporated by reference in the section entitled “Risk Factors” in this document, and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk Factors” and “Where You Can Find More Information.”

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•

the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit rating thereof;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that RGA acquires;

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to RGA, its subsidiaries, or its business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this document, including under the caption “Risk Factors” and in our other filings with the SEC.

INFORMATION ABOUT RGA

Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide non-traditional reinsurance business, including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. At June 30, 2011, we had consolidated assets of approximately $30.7 billion, stockholders’ equity of $5.3 billion and assumed reinsurance in force of approximately $2.7 trillion.

Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•

reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

•	stabilize operating results by leveling fluctuations in the ceding company’s loss experience;

•	assist the ceding company in meeting applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.

We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada (“RGA Canada”), as well as investments in several other subsidiaries.

We have five geographic-based or function-based operational segments: United States, Canada, Europe and South Africa, Asia Pacific, and Corporate and Other.

•	United States operations provide traditional life, long-term care, group life and health reinsurance, annuity and financial reinsurance products;

•

We conduct reinsurance business in Canada through RGA Canada, a wholly-owned subsidiary. RGA Canada assists clients with capital management activity and mortality and morbidity risk management, and is primarily engaged in traditional individual life reinsurance, as well as creditor, critical illness, and group life and health reinsurance. Creditor insurance covers the outstanding balance on personal, mortgage or commercial loans in the event of death, disability or critical illness and is generally shorter in duration than traditional life insurance;

•

Europe and South Africa operations provide reinsurance for a variety of life products through yearly renewable term and coinsurance agreements, critical illness coverage and longevity risk related to payout annuities;

•

Asia Pacific operations provide life, critical illness, disability income, superannuation, and non-traditional reinsurance. Superannuation is the Australian government mandated compulsory retirement savings program. Superannuation funds accumulate retirement funds for employees, and in addition, offer life and disability insurance coverage; and

•

Corporate and Other operations include investment income from invested assets not allocated to support segment operations and undeployed proceeds from our capital raising efforts, unallocated realized investment gains and losses, and the results of RGA Technology Partners. Additionally, Corporate and Other operations include expenses associated with our collateral finance facility, unallocated overhead and executive costs, capital charges to the operating segments and, effective January 1, 2009, due to immateriality, the discontinued accident and health operations.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

This prospectus provides you with a general description of the securities we, the RGA trusts, or the selling security holders may offer. Each time we or either of the RGA trusts sell securities, we will provide and, in the case of the selling security holders, we may provide, a prospectus supplement or other offering material that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement or other offering material may also add, update or supplement information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading “Where You Can Find More Information” on page 3.

INFORMATION ABOUT THE RGA TRUSTS

Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.

All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.

RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”

One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York Mellon Trust Company, N.A. to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York Mellon Trust Company, N.A. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be BNY Mellon Trust of Delaware, an affiliate of The Bank of New York Mellon Trust Company, N.A., and its address in the state of Delaware is 100 White Clay Center, Suite 102, Newark, Delaware 19711. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds form any sales of securities by any selling security holder.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and floating rate insured notes and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years Ended December 31,					Six Months Ended June 30, 2011
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	2.3	2.3	1.8	2.5	3.1	2.7
Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	6.0	4.6	3.6	8.1	9.3	8.4

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We, any RGA trust, or any selling security holder may offer or sell from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts;

•	preferred securities of an RGA trust that are guaranteed by RGA; or

•	units consisting of two or more of such securities.

This prospectus contains a summary of the material general terms of the various securities that we, any RGA trust, or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 3 and 4, respectively.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF RGA

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.

The Indentures

The senior and subordinated debt securities will be issued in one or more series under an Indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act. The description of the indentures set forth below assumes that we have entered into the indentures. We will execute the indenture and the junior subordinated indenture when and if we issue senior debt securities, subordinated debt securities and/or junior subordinated debt securities.

General

The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the indenture to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination,” beginning on page 16. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of June 30, 2011, our consolidated short- and long-term indebtedness aggregated approximately $1,614.4 million, and our subsidiaries had approximately $23.1 billion of outstanding liabilities, which includes $837.3 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities.  Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated.  In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

Payment of Interest With Respect to Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease substantially all of our properties and assets, in one transaction or a series of related transactions, to any person, unless:

•

we are the surviving corporation or the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 9.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 9.2 of each indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we will have the right to commence a new extension period, subject to the above limitations set forth in this section. No interest will be payable during an extension period; instead, interest will only be due and payable at the end of the extension period. However, we will have the right to prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVII of the junior subordinated indenture).

Modification or Amendment of the Indentures

Supplemental Indentures Without Consent of Holders.  Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1) to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3) to add any additional events of default;

(4) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(5) to provide security for or guarantee of the debt securities;

(6) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture;

(7) to establish the form or terms of debt securities in accordance with each indenture;

(8) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(9) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

(10) to change the conversion rights; or

(11) in the case of the junior subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 10.1 of each indenture).

Supplemental Indentures with Consent of Holders.  If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1) conflict with the required provisions of the Trust Indenture Act;

(2) except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•

reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4) modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 10.2 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 10.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities of any other series. (Section 10.2 of each indenture).

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. In the junior subordinated indenture, RGA has covenanted and agreed that any junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 16.1 of the junior subordinated indenture). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the junior subordinated indenture defines the term “senior indebtedness” with respect to each respective series of junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•

all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the junior subordinated debt securities. (Section 16.2 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of such junior subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 16.4 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. (Section 16.3 of the junior subordinated indenture). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 16.9 of the junior subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities or subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of junior subordinated debt securities. (Section 16.7 of the junior subordinated indenture).

The junior subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Sections 10.1 and 10.2 of the junior subordinated indenture). The prospectus supplement or other offering materials relating to such junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated debt or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The indenture and the junior subordinated indenture place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. See “— General” on page 11 for a summary of our indebtedness at June 30, 2011.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default for 30 days in the payment of any interest upon any debt security of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series, and the continuance of such default for a period of 30 days;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee under the indenture, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVI of the junior subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series; provided that the holders of a majority in principal amount of outstanding debt securities may rescind and annul a declaration of acceleration, as described above. (Section 5.13 of each indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 11.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it. (Section 6.3 of each indenture).

Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance.    Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any debt securities, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 14.1 of each indenture).

At our option, we may choose either one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may omit to comply with the covenants described under the heading “— Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 14.2 of each indenture).

In addition, with respect to the junior subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination” above, would prevent us from making payments of principal of, and premium, if any, and interest on junior subordinated debt securities at the date of the irrevocable deposit referred to above. (Section 14.2 of the junior subordinated indenture).

Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 14.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 14.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 14.1 of each indenture).

Conversion or Exchange

Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 15.1 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture and the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York and BNY Mellon Shareowner Services. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our 6.75% notes due 2011, our 5.625% Senior Notes due 2017, our 6.45% Senior Notes due 2019, our 5.00% Senior Notes due 2021, and our 6.75% junior subordinated debentures due 2065, a lender under our principal credit agreement, and provides other banking and financial services to us. BNY Mellon Shareowner Services is the transfer agent and registrar for our common stock, and also serves as the rights agent under our Section 382 shareholder rights plan.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes or debentures or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our amended and restated articles of incorporation and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 3.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of June 30, 2011, RGA had approximately 74.1 million shares of common stock outstanding, and approximately 4.0 million shares issuable upon exercise or settlement of outstanding options or other awards.

The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange.

BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA”.

Acquisition Restrictions

Our articles of incorporation generally restrict the accumulation of 5% or more (by value) of RGA stock until September 13, 2011, or such shorter period as may be determined by our board of directors (which is referred to as the “restriction period”). The acquisition restrictions impose restrictions on the acquisition of our common stock (and any other equity securities that RGA issues in the future) by designated persons. Without these restrictions, it is possible that certain changes in ownership of our stock could result in the imposition of limitations on the ability of RGA and its subsidiaries to fully utilize the net operating losses and other tax attributes currently available for U.S. federal and state income tax purposes to RGA and its subsidiaries. Our board of directors believes it is in our best interests to attempt to prevent the imposition of such limitations.

During the restriction period, no RGA shareholder may be or become a “5-percent shareholder” of RGA as defined in the Internal Revenue Code (applying certain attribution and constructive ownership rules). However, this restriction will not apply to:

•	any stock acquired in connection with the divestiture of our class B common stock by MetLife;

•	any transaction directly with RGA, including pursuant to the exercise of outstanding options or warrants;

•	any tender or exchange offers for all of the common stock meeting certain fairness criteria; or

•	any transaction approved in advance by the RGA board of directors.

Any person permitted to acquire or own RGA stock representing 5% or more (by value) of RGA stock pursuant to any of the preceding bullet points will not be permitted to acquire any additional RGA stock at any time during the restriction period without the approval of our board of directors, unless and until such person owns less than 5% (by value) of RGA stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of RGA stock.

Preferred Stock

Our articles of incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•

the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•

whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

A total of 1,400,000 of these authorized preferred shares have been designated as Series A-1 Junior Participating Preferred Stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights.  One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation.  The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption.  All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange.  Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights.  No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights.  Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our articles of incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also “— Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws” below.

Section 382 Shareholder Rights Plan

On November 25, 2008, RGA entered into an Second Amended and Restated Section 382 Rights Agreement (the “Section 382 shareholder rights plan”) with Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”). The Section 382 shareholder rights plan, among other things, provides that one preferred share purchase right is outstanding for each share of common stock outstanding and that each such right entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of series A-1 junior participating preferred stock at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock, subject to adjustment.

The Section 382 shareholder rights plan is intended to act as a deterrent to any person being or becoming a “5-percent shareholder” (as defined in Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors (such person is referred to as an “acquiring person”). The meaning of the term acquiring person does not include:

•

RGA, any subsidiary of RGA, any employee benefit plan or compensation arrangement of RGA or any subsidiary of RGA, or any entity holding securities of RGA to the extent organized, appointed or established by RGA or any subsidiary of RGA for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below); or

•

any person who or which inadvertently may become a 5-percent shareholder or otherwise becomes such a 5-percent shareholder, so long as such person promptly enters into, and delivers to RGA, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of RGA so that such person ceases to be a 5-percent shareholder of RGA.

Shareholders who owned 5% or more (by value) of common stock outstanding on June 2, 2008, the time of adoption of the original Section 382 shareholder rights plan, will not trigger the Section 382 shareholder rights plan so long as they do not acquire any additional shares of RGA stock (except for any such shares that are acquired in a transaction that also results in such person being an exempted person). These shareholders, which include MetLife and its subsidiaries, are referred to as “grandfathered persons.”

For purposes of the Section 382 shareholder rights plan, RGA “stock” means: (i) common stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), and (iv) any other interest that would be treated as “stock” of RGA pursuant to Treasury Regulation § 1.382-2T(f)(18).

MetLife security holders who received our class B common stock (which was subsequently converted into common stock) directly from MetLife in the split-off (the “Split-Off”) that occurred in September 2008 in connection with the Recapitalization and Distribution Agreement, dated June 1, 2008, between RGA and MetLife (the “Recapitalization and Distribution Agreement”), which caused them to hold 5% or more (by value) of RGA stock, did not trigger the rights plan. However, the rights plan does not exempt any future acquisitions of RGA stock by such persons. In addition, RGA may, in its sole discretion, exempt any person or group from being deemed an acquiring person for purposes of the rights plan at any time prior to the time the rights are no longer redeemable. The persons described in this paragraph are “exempted persons.”

Under certain circumstances, our board of directors may determine it is in the best interest of RGA and its shareholders to exempt 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the Recapitalization and Distribution Agreement. RGA may, in certain circumstances, incur significant indemnification obligations under the Recapitalization and Distribution Agreement in the event that the Section 382 shareholder rights plan is triggered following the Split-Off in a manner that would result in the Split-Off failing to qualify as tax-free. Accordingly, our board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ net operating losses and other tax attributes, are more adverse to RGA and its shareholders.

The Rights.  RGA has issued one preferred share purchase right (which is referred to as a “right”) for each outstanding share of common stock. Shares of common stock issued while the Section 382 rights plan is in effect will be issued with rights attached. Each right, when exercisable, will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of junior participating preferred stock (which is referred to as the “purchase price”), subject to adjustment.

No right is exercisable until the earliest to occur of (1) the close of business on the tenth business day following the date of the earlier of either public announcement that a person has become, or RGA first has notice or otherwise determines that a person has become, an acquiring person without the prior express written consent of RGA; or (2) the close of business on the tenth business day following the commencement of a tender offer or exchange offer, without the prior written consent of RGA, by a person which, upon consummation, would result in such person becoming an acquiring person (the earlier of the dates in clause (1) or (2) above being referred to in this document as the “distribution date”).

Until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date, new common stock certificates or ownership statements issued upon transfer or new issuances of common stock will contain a notation incorporating the Section 382 shareholder rights plan by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights (“right certificates”) will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate certificates alone will then evidence the rights.

Expiration.  The rights will expire, if not previously exercised, on the earlier to occur of (1) the final expiration date (as defined below) or (2) the time at which the rights are redeemed or exchanged pursuant to the Section 382 shareholder rights plan. The final expiration date is the earlier of (a) the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, or (b) such other date as our board of directors may determine in good faith in accordance with the Section 382 shareholder rights plan.

Junior Participating Preferred Stock.  Shares of junior participating preferred stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of junior participating preferred stock will have a preferential dividend in an amount equal to the greater of $1.00 and 100 times any dividend declared on each share of common stock. In the event of liquidation, the holders of the junior participating preferred stock will receive a preferred liquidation payment per share of series junior participating preferred stock equal to the greater of $100 and 100 times the payment made per share of the common stock. Each share of junior participating preferred stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are converted or exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of the common stock. The rights of the junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the junior participating preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

Effects of Triggering Events.  If any person or group becomes an acquiring person without the prior written consent of our board of directors (and such person or group is not an exempted person or a grandfathered person), each right, except those held by such persons, would entitle its holder to acquire such number of shares of common stock as will equal the result obtained by multiplying the then current purchase price by the number of one one-hundredths of a share of junior participating preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of the common stock.

If any person or group becomes an acquiring person without prior written consent of our board of directors, but beneficially owns less than 50% of the outstanding common stock, each right, except those held by such persons, may be exchanged by our board of directors for one share of common stock.

Redemption.  At any time prior to the earlier of the 10th business day after the time an acquiring person becomes such or the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (which is referred to as the “redemption price”). Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Adjustments.  The purchase price payable, and the number of shares of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution

(1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the junior participating preferred stock, (2) upon the grant to holders of junior participating preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into junior participating preferred stock with a conversion price, less than the then-current market price of junior participating preferred stock or (3) upon the distribution to holders of junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-hundredths of a share of junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock (other than the conversion related to the Split-Off) occurring, in any such case, prior to the distribution date.

The terms of the rights may be amended by RGA without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effect.  The Section 382 shareholder rights plan may have an “anti-takeover” effect because it will restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate 5% or more (by value) of our stock and the ability of persons, entities or groups now owning 5% or more (by value) of our stock from acquiring additional RGA stock. Like the acquisition restrictions in our articles of incorporation, the Section 382 shareholder rights plan could discourage or prohibit a merger, tender offer, proxy contest or accumulations of substantial blocks of shares for which some shareholders might receive a premium above market value. In addition, the Section 382 shareholder rights plan may delay the assumption of control by a holder of a large block of our stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all RGA shareholders.

Possible Effect on Liquidity.  The Section 382 shareholder rights plan will restrict an RGA shareholder’s ability to acquire, directly or indirectly, additional RGA stock in excess of the specified limitations. Further, a shareholder’s ownership of our stock may become subject to the effects of the Section 382 shareholder rights plan upon the actions taken by related persons. A legend reflecting the existence of the Section 382 shareholder rights plan is and will be placed on certificates or ownership statements representing newly issued or transferred shares of RGA stock. These restrictions may also result in a decreased valuation of our stock due to the resulting restrictions on transfers to persons directly or indirectly owning or seeking to acquire a significant block of our stock.

Limitation on Liability of Directors; Indemnification

Our articles of incorporation limit the liability of our directors to RGA and its shareholders to the fullest extent permitted by Missouri law. Our articles of incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Section 351.459 of the Missouri corporation statute could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Classified Board of Directors.  Our articles of incorporation and bylaws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. The size of our board of directors will not be less than three and our board of directors can amend the number of directors by majority vote. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA.  Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our bylaws, our board of directors has fixed the number of directors at nine.

Directors are Removed for Cause Only.  Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders.  Any vacancy created by any reason prior to the expiration of the class in which the vacancy occurs will by filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors and will be added to such class of directors so that all classes of directors will be as nearly equal in number as possible.

Ownership Limitations.  Our articles of incorporation will provide that shareholders are subject to stock ownership limitations, which would generally limit shareholders from owning or acquiring 5% or more (by value) of the aggregate outstanding shares of our stock prior to September 13, 2011 (it being understood that such limitation, among other things, would not prohibit a person from acquiring or owning 5% or more (by value) of the aggregate outstanding shares of RGA stock in connection with the Split-Off by MetLife). Any person permitted to acquire or own 5% or more (by value) of the RGA stock pursuant to the preceding sentence will not be permitted to acquire any additional RGA stock at any time prior to September 13, 2011, unless and until such person owns less than 5% (by value) of the aggregate outstanding shares of our stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of the aggregate outstanding shares of our stock. See “— Acquisition Restrictions” above.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent.  As required by Missouri law, our articles of incorporation and bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders.  Our articles of incorporation provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals.  Our articles of incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Bylaws May Be Amended by Directors and Not Shareholders.  Our articles of incorporation provide that our bylaws may be amended only by the majority of the entire board of directors. Shareholders will not be able to amend the bylaws without first amending our articles of incorporation.

Supermajority Vote Required to Amend Specified Provisions.  Our articles of incorporation provide that amendment of the following provisions requires an affirmative vote of at least 85% of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	provisions regarding certain shareholder rights;

•	provisions relating to directors;

•	provisions related to shareholders’ meetings;

•	provisions specifying the procedure for amendment of bylaws;

•	provisions relating to indemnification and related matters; and

•	provisions relating to the amendment of the articles of incorporation.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such initial five-year period, business combinations are prohibited for an additional five-year period unless:

•

the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute.  Missouri also has a “control share acquisition statute” that would limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock, but may elect to become subject to such statute by a further amendment to its bylaws.

Takeover Bid Disclosure Statute.  Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act.  We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance, Financial Institutions and Professional Registration, which we refer to as the “Department.” Missouri law provides that a transaction will be approved if the Department finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department may approve any proposed change of control subject to conditions.

DESCRIPTION OF DEPOSITARY SHARES OF RGA

The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable,

•	any distribution other than cash is made,

•	any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith.

Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

DESCRIPTION OF PURCHASE CONTRACTS OF RGA

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•

The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•

Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•

The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

•

The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•

The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “minority interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may setoff against any such payment that it makes under the applicable preferred securities guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 3.

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of:

(i) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

(ii) the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

Covenants of RGA

Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1) dividends or distribution of shares of common stock of RGA;

(2) any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3) purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.

Modification of the Guarantees; Assignment

Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

Termination

Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Guarantees

The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•

subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s indenture and described above under “Description of Debt Securities of RGA — Subordination,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1) the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2) the applicable junior subordinated debt securities; and

(3) any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Securities Guarantee Trustee

The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND

THE PREFERRED SECURITIES GUARANTEES

As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•

the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•

RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•

the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 36.

Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

We, any RGA trust, or any selling security holder may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us, any RGA trust or any selling security holder in a supplement to this prospectus or other offering material.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock issued by us, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary and bonus by RGA, participates in certain employee benefit plans of RGA and beneficially owns shares of Common Stock, options to purchase shares of Common Stock, performance contingent share units, and stock appreciation rights. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The consolidated financial statements and financial statement schedules, incorporated by reference in this Form S-3 from Reinsurance Group of America, Incorporated and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules, which includes an explanatory paragraph regarding a change in accounting for other-than-temporary impairments, as required by accounting guidance adopted on April 1, 2009, and (2) express an unqualified opinion on Reinsurance Group of America, Incorporated and subsidiaries’ effectiveness of internal control over financial reporting) which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$400,000,000

Reinsurance Group of America, Incorporated

4.70% Senior Notes due 2023

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	UBS Investment Bank

Co-Managers

Deutsche Bank Securities	KeyBanc Capital Markets
Mitsubishi UFJ Securities	US Bancorp

September 19, 2013